Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea
Chief Financial Officer	Jim Buckley
Mac-Gray Corporation	Executive Vice President
781-487-7610	Sharon Merrill
Email: mshea@macgray.com	617-542-5300
Email: tuc@investorrelations.com

Mac-Gray Announces First-Quarter Financial Results

Sixth Consecutive Quarter of Growth;

Increases Capex Based on Positive Outlook; Reiterates 2012 Guidance

WALTHAM, MA, May 10, 2012 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-family housing, today announced its financial results for the quarter ended March 31, 2012.

Mac-Gray reported first quarter of 2012 revenue of $84.2 million, compared with $82.3 million in the first quarter of 2011.  Net loss for the first quarter of 2012 was $767,000, or $0.05 per share, compared with net income of $2.1 million, or $0.14 per diluted share, for the first quarter of 2011.  First-quarter 2012 net income includes a pre-tax unrealized gain of $89,000 related to interest rate derivative instruments, a pre-tax unrealized gain of $250,000 related to fuel commodity derivatives, a loss of $3.8 million related to the early extinguishment of debt and $83,000 in incremental proxy-related costs. First-quarter 2011 net income included a pre-tax unrealized loss of $365,000 related to interest rate derivative instruments, a pre-tax unrealized gain of $279,000 related to fuel commodity derivatives, and $25,000 in incremental proxy-related costs.  Excluding these items from both periods, adjusted net income for the first quarter of 2012 was $1.2 million, or $0.08 per diluted share, compared with adjusted net income of $2.0 million, or $0.14 per diluted share, for the same period of 2011.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the first quarter of 2012, Mac-Gray’s earnings before interest expense, provision for income tax expense, depreciation and amortization expense (EBITDA) was $12.7 million, compared with $18.1 million in the year-earlier quarter.  Excluding unrealized gains related to interest rate and fuel commodity derivative instruments, incremental proxy-related costs and the loss on extinguishment of debt from both periods, EBITDA was $16.2 million for the first quarter of 2012, compared with $18.2 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income to EBITDA and EBITDA, as adjusted.

Comments on the First Quarter

“On the strength of our same-location revenue, we achieved our sixth consecutive quarter of year-over-year revenue growth,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “The slow and steady recovery that began in a few markets more than a year ago has taken hold in several more.  During the quarter, our multi-housing same-location revenue grew by 2.6% based on the continued improvement in apartment occupancy rates and our vend management program.  Our top-line performance in the quarter also benefited from a 26% increase in our commercial equipment sales to $3.9 million from $3.1 million in the comparable period of 2011.”

“We also delivered a strong margin performance this quarter, although those results were masked by $2.2 million of legal expenses related to a recently concluded industry dispute.  Exclusive of those legal costs, SG&A expense declined considerably, and our operating margin would have approached 10% in the quarter, compared with 9% a year ago.”

“Our strategy has been to consistently target our sales and marketing efforts in the most promising regions to help enhance profitable growth.  That continued in the first quarter with capital expenditures totaling $8.9 million, which is above the $8.3 million we invested in new and renewal contracts in the same quarter a year ago.”

“Our proprietary technologies continue to be well-received in the marketplace.  Change Point® — our advanced payment and monitoring system — remains an important competitive differentiator and has proven to be attractive to all segments, including national or regional clients that oversee multi-site locations.  We have now surpassed the 1,000 location mark with Change Point® installations.  In addition to the enhanced accountability it provides, the system continues to generate incremental revenue.  Having introduced it a year ago, our Change Point® platform has consistently increased average monthly revenue by approximately 10% in laundry rooms that were previously coin-only.”

Outlook

“We remain optimistic about our long-term outlook based on positive multi-housing industry trends, as well as our prospects for growth.  The projected apartment occupancy environment should continue to support same-location growth and our vend management objectives.  We also continue to expand our technology leadership position in the industry. The refinancing of our credit facility earlier this year has substantially enhanced our financial flexibility and positions us to execute our growth strategy.  We continue to see improved prospects and opportunities for regional acquisitions, which would increase density in particular markets and boost margins.”

“Our goals for 2012 remain unchanged:  continuing to improve margins; pursuing opportunities for growth; and leveraging our technology platforms to both improve efficiencies and strengthen our competitive advantage. We also continually add shareholder value through our dividend and stock buyback programs, as well as applying our excess cash flow to further debt reduction,” MacDonald concluded.

Based on its first-quarter performance, current market conditions and exclusive of potential acquisitions, the Company reiterated its 2012 guidance including:

•                  Revenue in the range of $324 million to $328 million;

•                  Capital expenditures in the range of $35 million to $38 million, including laundry facilities management contract incentives;

•                  Reduction of total funded debt in the range of $16 million to $18 million;

•                  Net income, as adjusted, in the range of $0.50 to $0.56 per diluted share; and

•                  EBITDA, as adjusted, in the range of $67 million to $70 million.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment occupancy rates. These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which management will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 709-8155 or (201) 689-8881.  If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages laundry rooms in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for 2012, improving margins, pursuing organic growth and acquisition opportunities and reducing debt, as well as estimates of its 2012 revenue, net income, as adjusted, EBITDA, as adjusted, capital expenditures and debt reduction.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe

Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2011	2012

Revenue	$82,293	$84,236
Cost of revenue:
Cost of facilities management revenue	52,796	54,966
Depreciation and amortization	11,031	10,437
Cost of products sold	2,577	3,197
Total cost of revenue	66,404	68,600

Gross margin	15,889	15,636

Operating expenses:
Selling, general and administration expenses	8,661	9,771
(Gain) loss on sale or disposal of assets, net	(92)	14
Incremental costs of proxy contests	25	83
Total operating expenses	8,594	9,868

Income from operations	7,295	5,768

Interest expense, including change in fair value of non-hedged interest rate derivative instruments and amortization of deferred financing costs	3,817	3,342
Loss on early extinguishment of debt	—	3,762
Income (loss) before income tax expense	3,478	(1,336)
Income tax expense (benefit)	1,412	(569)
Net income (loss)	$2,066	$(767)
Other comprehensive gain, net of tax:
Unrealized gain on derivative instruments	254	138
Comprehensive income (loss)	$2,320	$(629)
Net income (loss) per share — basic	$0.15	$(0.05)
Net income (loss) per share — diluted	$0.14	$(0.05)
Weighted average common shares outstanding - basic	14,090	14,375
Weighted average common shares outstanding — diluted	14,825	14,375

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	March 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$13,881	$13,807
Trade receivables, net of allowance for doubtful accounts	5,586	5,728
Inventory of finished goods, net	1,487	1,984
Prepaid expenses, facilities management rent and other current assets	10,804	10,408
Total current assets	31,758	31,927
Property, plant and equipment, net	127,204	128,027
Goodwill	58,173	58,064
Intangible assets, net	181,609	178,751
Prepaid expenses, facilities management rent and other assets	10,955	11,206
Total assets	$409,699	$407,975

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,190	$1,121
Trade accounts payable and accrued expenses	26,412	20,759
Accrued facilities management rent	20,918	21,866
Total current liabilities	51,520	43,746
Long-term debt and capital lease obligations	198,638	206,919
Deferred income taxes	43,804	43,766
Other liabilities	1,923	1,937
Total liabilities	295,885	296,368
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 14,335,290 issued and outstanding at December 31, 2011 and 14,480,769 issued and 14,350,602 outstanding at March 31, 2012)	143	145
Additional paid in capital	86,217	87,505
Accumulated other comprehensive loss	(792)	(654)
Retained earnings	28,246	26,564
	113,814	113,560
Less: common stock in treasury, at cost (130,167 shares at March 31, 2012)	—	(1,953)
Total stockholders’ equity	113,814	111,607
Total liabilities and stockholders’ equity	$409,699	$407,975

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income from Continuing Operations to

Adjusted Net Income from Continuing Operations

(In thousands, except  per share amounts)

	Three months ended
	March 31,
	2011	2012

Net income (loss), as reported	$2,066	$(767)

Income (loss) before income tax expense, as reported	$3,478	$(1,336)
Loss (gain) related to change in fair value of non-hedged interest rate derivative instruments (1)	365	(89)
Gain related to change in fair value of fuel commodity derivative instruments (2)	(279)	(250)
Loss on early extinguishment of debt (3)	—	3,762
Incremental costs of proxy contests (4)	25	83
Income before income tax expense, as adjusted	3,589	2,170
Income tax expense, as adjusted	1,570	923

Net income, as adjusted	2,019	1,247

Diluted earnings per share, as adjusted	$0.14	$0.08

(1)          Represents the un-realized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)          Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment

(3)          Represents the premium paid to redeem $100,000 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)          Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2011 and 2012 annual meetings.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Income from continuing operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income from continuing operations, which is adjusted to exclude certain gains and losses from the comparable GAAP net income from continuing operations is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income from Continuing Operations to Earnings

Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from Continuing Operations and EBITDA from Continuing Operations, as adjusted

(In thousands)

	Three months ended
	March 31,
	2011	2012

Net income (loss)	$2,066	$(767)

Interest expense	3,233	3,257
Income tax expense	1,412	(569)
Depreciation and amortization	11,202	10,638
Amortization of deferred financing costs	219	176

EBITDA	18,132	12,735

Loss (gain) related to change in fair value of non-hedged interest rate derivative instruments (1)	365	(89)
Gain related to change in fair value of fuel commodity derivative instruments (2)	(279)	(250)
Loss on early extinguishment of debt (3)	—	3,762
Incremental costs of proxy contests (4)	25	83

EBITDA, as adjusted	$18,243	$16,241

(1)          Represents the un-realized gain or loss on change in fair value of interest rate protection contracts which do not qualify for hedge accounting treatment.

(2)          Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)          Represents the premium paid to redeem $100,000 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)          Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2011 and 2012 annual meetings.

EBITDA from continuing operations is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA from continuing operations is EBITDA from continuing operations further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA from continuing operations and Adjusted EBITDA from continuing operations are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA from continuing operations and Adjusted EBITDA from continuing operations as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA from continuing operations and Adjusted EBITDA from continuing operations exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA from continuing operations and Adjusted EBITDA from continuing operations only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.